UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2015

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

Change in Offering Price

On June 16, 2015, NexPoint Capital, Inc. (the “Company”) decreased its public offering price from $9.80 per share to $9.70 per share. The decrease in the public offering price was effective as of the Company’s June 15, 2015 closing and first applied to subscriptions received from June 1, 2015 through June 15, 2015.

In accordance with the Company’s previously disclosed share pricing policy, the Company’s board of directors determined that a reduction in the public offering price per share was warranted following a decline in the Company’s net asset value per share to an amount more than 2.5% below the Company’s then-current net offering price.

Cash Distribution

On June 11, 2015, the board of directors of the Company declared a cash distribution of $0.058 per share of the Company’s common stock, par value $0.001 per share, to be paid on July 31, 2015 to the Company’s stockholders of record on July 20, 2015. Based on the Company’s current public offering price of $9.70 per share, the distribution represents an annualized rate of approximately 7.2%.

Certain Information about Distributions

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full fiscal year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full fiscal year. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV. The payment of future distributions on shares of the Company’s common stock is subject to the discretion of the Company’s board of directors and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to stockholders from any sources of funds legally available to it, including the reimbursement of certain expenses by the Company’s investment adviser, offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets or non-capital gains proceeds from the sale of assets. If distributions exceed the Company’s net investment income or earnings, a portion of the distributions made by the Company may represent a return of capital for tax purposes. There can be no assurance that the Company will be able to sustain the current distributions in the future or pay distributions at all.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date: June 16, 2015	By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Vice President and Chief Financial Officer